Exhibit 99.4

Max R. Tarbox; SBN: 19639950

Tarbox Law, P.C.

2301 Broadway

Lubbock, TX 79401

(806) 686-4448; fax: (806) 368-9785

Co-Attorney for DX, LLC and

Jasson & Suzanne Kitten

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

LUBBOCK DIVISION

In Re:	§
§
Positron Corporation,	§	Case No. 15-50205-rlj-11
	§	Chapter 11 Proceeding
Debtor.	§
§

JOINT MOTION TO APPROVE AGREED STRUCTURED DISMISSAL

PURSUANT TO BANKRUPTCY RULE 9019

TO THE HONORABLE ROBERT L. JONES, Bankruptcy Judge:

The Petitioning Creditors1, Cecil O’Brate2, and the Alleged Debtor, Positron Corporation (“Positron” or “alleged Debtor”) file this their Motion to Approve Agreed Structured Dismissal Amended (“Motion”), and in support thereof, respectfully represent to the Court as follows:

I.	Bankruptcy Proceedings

1. On August 28, 2015, the certain creditors of Positron, the Petitioning Creditors, filed an involuntary petition in this Court against Positron pursuant to Chapter 11 of the United States Code initiating the involuntary case [Case No. 15-50205.

2. On October 13, 2015, the Positron filed its Answer to the involuntary petition. [doc. no. 13].

3. It was the Petitioning Creditors position that Positron should be in Chapter 11 since, it

[1]	The Petitioning Creditors consist of the following: DX, LLC, Jason & Suzanne Kitten, Moress, LLC and Posi-Med, LLC
[2]	Cecil O’Brate is a party to this Agreement since the Agreement provides that Positron will purchase any and all shares of stock in Positron owned b Cecil O’Brate for the total consideration of $100,000.00. The terms of this purchase is more specifically set out in the attached Agreement. alleged, Positron was not paying it debts as they came due. It was the position of Positron that there were insufficient qualified entities to initiate an involuntary petition and that it was paying its debts as such debts became due.

II.	Agreed Structured Dismissal

4. The Petitioning Creditors, Cecil O’Brate and Positron (also referred to collectively as the “parties”) have reached an agreement to settle any and all claims, disputes and litigation between them and to dismiss the involuntary petition. The terms of this agreement are more specifically set out and incorporated in the Terms for Agreed Structured Dismissal (sometimes, the “Agreement”) attached hereto as Exhibit “A.” The approval of this Motion would result in the dismissal of this case.

5. Pursuant to the Agreement, the Petitioning Creditors and Cecil O’Brate agree to release all claims they may have or could assert against Positron, and Positron releases claims it may have or could assert against the Petitioning Creditors and Cecil O’Brate.

6. It is understood that this is a settlement of disputed positions held by the respective parties, and the Court is not being asked to consider or resolve, and is not considering or resolving, any fact issues raised in the proceeding as described above.

7. As stated above, attached as Exhibit A is Terms for Agreed Structured Dismissal which sets forth the treatment accorded to the parties and the other unsecured creditors.

III.	Approval of this Agreement pursuant to Bankruptcy Rule 9019

8. In ruling on the propriety of the proposed Agreement, the Court should determine that the Agreement is in the best interest of the above referenced Alleged Debtor’s bankruptcy estate. See Protective Committee for Independent Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414 (1968); Connecticut General Life Insurance Co. v. United Companies Financial Corporation (In re Foster Mortgage Corp.), 68 F.3d 914, 917 (5th Cir. 1995); United States v. Aweco, Inc. (In the matter of Aweco, Inc.), 725 F.2d 293, 298 (5th Cir. 1984) cert. denied, 469 U.S. 880 (1984); In re Jackson Brewing Co., 624 F.2d 599, 602 (5th Cir. 1980); In re American Reserve Corp., 841 F.2d 159 (7th Cir. 1987).

9. To make such a determination, the Court should compare the relative strengths and weaknesses of each party’s claims and the probability of success for each of the parties should the claims and disputes continue to be litigated. Further, the Court should compare (i) the complexity, expense and likely duration of such litigation, (ii) the potential harm to the Alleged Debtor’s estate caused by the delay and cost of litigation, (iii) the possible difficulties of collecting any claims if the involuntary petition is successful and (iv) whether the settlement is fair and equitable, to the relative benefits being obtained by the Alleged Debtor’s estate, the creditors and other parties in interest through the Agreement. See Connecticut General Life Insurance, Co., v. United Companies Financial Corporation (In re Foster Mortgage Corp.), 68 F.3d 917; In re Jackson Brewing Co., 624 F.2d 609; In re American Reserve Corp., 841 F.2d at 161-162.

10. Application of the above criteria to the Agreement compels the conclusion that the Agreement is in the best interest of the Alleged Debtor’s estate, on the one hand, and Positron’s creditors, on the other hand, for several reasons, including but not limited to: (i) the uncertainty of the probability of success of the claims, disputes and litigation asserted by the Petitioning Creditors against the Alleged Debtor; (ii) the claims, disputes and litigation asserted by the Petitioning Creditors against the Alleged Debtor involve complicated and disputed legal issues which have been and will continue to be expensive litigation; and (iii) the settlement amounts afforded the Petitioning Creditors and other creditors by the Alleged Debtor are reasonable, in light of the uncertainty, complexity and likely duration, risk, expense, inconvenience and delay caused by the continuation of the disputes and litigation between the Petitioning Creditors and the Alleged Debtor. Also, the Petitioning Creditors feels that such Agreement will ensure collection of the funds for the creditors of Positron, whereas the Petitioning Creditors are not sure they could expeditiously collect additional sums should they not succeed and the dispute was not otherwise settled.

11. Based upon each of the Petitioning Creditors’s evaluation and the Alleged Debtor’s evaluation of the claims, disputes and litigation by and between the Petitioning Creditors and the Alleged Debtor, the Petitioning Creditors and the Alleged Debtor believe that this Agreement is in their respective best interests; therefore, the Petitioning Creditors, Cecil O’Brate and the Alleged Debtor each request this Court to approve the Agreement on the terms and conditions set forth therein. The Petitioning Creditors and the Alleged Debtor further request this Court to enter an order approving this Motion.

WHEREFORE, PREMISES CONSIDERED, the Petitioning Creditors, Cecil O’Brate and the Alleged Debtor respectfully request this Court to enter an order granting this Motion and authorizing the Petitioning Creditors, Cecil O’Brate and the Alleged Debtor to enter into the Agreement upon the terms and conditions set forth herein, and for such other and further relief as is just.

Dated: May 2, 2016

Respectfully submitted,

TARBOX LAW, P.C.
2301 Broadway
Lubbock, Texas 79401
(806) 686-4448; FAX (806) 368-9785

By:	/s/ Max R. Tarbox
Max R. Tarbox
State Bar No. 19639950
Co-Attorney for Petitioning Creditors:
DX, LLC and Jason & Suzanne Kitten

KEY TERRELL & SEGER, LLP
P.O. Box 98433 (Mailing Address)
Lubbock, Texas 79499
4825 50th St., Ste. A (Street)
Lubbock, Texas 79414
(806) 793-1906; FAX (806) 792-2135

By:	/s/ Andrew R. Seger
Andrew R. Seger
State Bar No. 24046815
Co-Attorney for Petitioning Creditors:
DX, LLC and Jason & Suzanne Kitten

MULLIN HOARD & BROWN, LLP
P.O. Box 2585
Lubbock, TX 79408
(806) 765-7491; FAX (806) 765-0553

By:	/s/ David R. Langston
David R. Langton
State Bar No. 11923800
Brad W. O’Dell
State Bar No. 24065839
Attorneys for Positron Corporation

ZAMUDIO LAW PROFESSIONALS
233 South Colfax
Griffith, Indiana 46319
(219) 924-2300; FAX (219) 924-2401

By:	/s/ Daniel Zamudio
Daniel Zamudio
Attorneys for Moress, LLC

JOEL ROBERT COOK, ATTORNEY
810 Main Street
Lubbock, TX 79401
(806) 747-3825

By:	/s/ Joel R. Cook
Joel R. Cook
State Bar No. 24044289
Attorneys for Posi-Med LLC

IMPORTANT NOTICE

IT IS POSSIBLE THQAT NO HEARING WILL BE CONDUCTED HEREON UNLESS A WRITTEN RESPONSE IS FILED WITH THE CLERK OF THE UNITED STATES BANKRUPTCY COURT AT ROOM 306, FEDERAL BUILDING, 1205 TEXAS AVENUE, LUBBOCK, TEXAS 79401, WITHIN TWENTY-FOUR (24) DAYS FROM THE DATE OF SERVICE HEREOF.

ANY RESPONSE MUST BE IN WRITING AND FILED WITH THE CLERK, AND A COPY MUST BE SERVED UPON COUNSEL FOR THE MOVING PARTY PRIOR TO THE DATE SET FORTH HEREIN. IF A RESPONSE IS FILED, A HEARING WILL BE HELD WITH NOTICE ONLY TO THE OBJECTING PARTY. IF NO HEARING ON SUCH NOTICE OR MOTION IS TIMELY REQUESTED, THE RELIEF REQUESTED SHALL BE DEEMED TO BE UNOPPOSED, AND THE COURT MAY ENTER AN ORDER GRANTING THE RELIEF SOUGHT OR THE NOTICED ACTION MAY BE TAKEN.

PLEASE GOVERN YOURSELVES ACCORDINGLY.

CERTIFICATE OF SERVICE

I hereby certify that on this 2nd day of May, 2016 a true and correct copy of the foregoing Motion was served upon the following listed parties either by enabled electronic filing or via first class United States mail.

1.	U.S. Trustee
1100 Commerce, RM 976
Dallas, TX 75242

2.	Andrew Seger
KEY TERRELL & SEGER, LLP
P.O. Box 98433
Lubbock, Texas 79499

3.	David R. Langston
MULLIN HOARD & BROWN, LLP
P.O. Box 2585
Lubbock, TX 79408

4.	Daniel Zamudio
ZAMUDIO LAW PROFESSIONALS
233 South Colfax
Griffith, Indiana 46319

5.	Joel R. Cook
JOEL ROBERT COOK, ATTORNEY
810 Main Street
Lubbock, TX 79401

6.	All parties in interest registered with the
U. S. Bankruptcy Court to receive electronic
notices in this case.

/s/ Max R. Tarbox
Max R. Tarbox